SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2003

THORNBURG MORTGAGE, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-11914 (Commission File Number)	85-0404134 (I.R.S. Employer Identification No.)

150 Washington Avenue, Suite 302 Santa Fe, New Mexico (Address of principal executive offices)	87501 (Zip Code)

Registrant’s telephone number, including area code: (505) 989-1900

N/A
(Former name or former address, if changed since last report.)

Item 5 Other Events.

     On February 5, 2003, Thornburg Mortgage, Inc. (the “Company”) entered into an Underwriting Agreement (the “Agreement”) with UBS Warburg, LLC and A.G. Edwards & Sons, Inc., as lead managers (the “Underwriters”) and Thornburg Mortgage Advisory Corporation (the “Manager”) relating to the sale of 3,200,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and the granting to the Underwriters of an option to purchase up to an additional 480,000 shares of Common Stock to cover over-allotments that may occur during the offering process.

     The aggregate net proceeds to the Company (after deducting estimated expenses) are estimated to be approximately $69.8 million, including the exercise of the over-allotment.

     Item 7(c) Exhibits.

     The following exhibit is filed as part of this report in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit	Name of Exhibit

1.11	Underwriting Agreement, dated February 5, 2003, by and among the Company, the Manager and the Underwriters

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORNBURG MORTGAGE, INC.

Date:	February 6, 2003	By:	/s/ Michael B. Jeffers Michael B. Jeffers, Secretary

EXHIBIT INDEX

EXHIBIT	NAME OF
NUMBER	EXHIBIT

1.11	Underwriting Agreement, dated February 5, 2003, by and among the Company, the Manager and the Underwriters